UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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NN, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NN, INC.

207 Mockingbird Lane

Johnson City, Tennessee 37604

The following information supplements the proxy statement, or the Proxy Statement, of NN, Inc., or the Company, furnished to stockholders of the Company on April 1, 2016, in connection with the solicitation of proxies by the board of directors of the Company for the 2016 annual meeting of stockholders to be held on Thursday, May 12, 2016, at 11:00 A.M., local time at the Palm Beach Marriott Singer Island Beach Resort located at 3800 North Ocean Drive, Singer Island, Riviera Beach, Florida 33404. This supplement to the Proxy Statement, or the Supplement, is being filed with the Securities and Exchange Commission on April 29, 2016 to clarify certain information presented in the sections of the Proxy Statement described below.

In the section of the Proxy Statement entitled “Proposal IV: Approval of the Amended and Restated 2011 Stock Incentive Plan— Summary of Proposed Changes,” we included the following statement:

“Our Board of Directors has revised the Original Plan and has concluded to amend and restate the Original Plan (i) to allow our stockholders to approve the performance goals for purposes of compliance with IRC 162(m), and (ii) to make certain other technical amendments to the provisions of the Plan.”

To provide further information and clarification regarding the amendments to the Plan, we note that the technical amendments to which we referred are amendments to the Plan to include specific limits on (i) the number of shares underlying awards of stock options, stock appreciation rights or certain performance based awards that may be granted under the Plan to any covered employee on an annual basis and (ii) the amount of cash based awards intended to qualify as performance based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, that may be granted under the Plan to any covered employee on an annual basis. A covered employee is an individual to which the requirements of Section 162(m) are applicable.

These annual limits were generally described in the sections of the Proxy Statement under Proposal IV entitled “—Summary of Plan— Shares Available” and “—Types of Stock-Based Awards—Cash Bonuses,” in which we included the following statements:

“Annually, a participant is not permitted to receive awards in excess of 350,000 shares.”

“Annually, a participant is not permitted to receive cash bonuses in excess of $2,000,000.”

To provide further information and clarification, the annual limits included in the Plan apply to covered employees and to stock options and stock appreciation rights and to other performance-based awards intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code. The Plan would continue to permit us to grant awards (other than stock options and stock appreciation rights) to participants who are not covered employees, and to covered employees, in excess of such annual limits if we did not intend such awards to qualify for such a performance-based exemption, which is consistent with our existing plan and our discussion under “Compliance with Internal Revenue Code Section 162(m)” in the report of our Compensation Committee included in the Proxy Statement.

The complete text of the Plan itself was attached as Appendix A to the Proxy Statement.